UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2023

CITIZENS FINANCIAL SERVICES INC
(Exact name of registrant as specified in its charter)

Pennsylvania	001-41410	23-2265045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 S MAIN ST MANSFIELD, Pennsylvania	16933
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (570) 662-0444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	CZFS	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2023, Citizens Financial Services, Inc. (the “Company”) and First Citizens Community Bank (the “Bank”) entered into a change in control agreement (the “Change in Control Agreement”) with Stephen J. Guillaume, the Company’s Chief Financial Officer. The Change in Control Agreement provides that in the event of a “Qualifying Termination” of Mr. Guillaume’s employment, Mr. Guillaume would be eligible for: (i) a payment equal to one times Mr. Guillaume’s then current annual base salary, payable within 60 days following his termination of employment, (ii) for a period of 18 months following termination of employment or until Mr. Guillaume secures substantially similar benefits through other employment, continuation of Mr. Guillaume’s health care insurance under the same terms and conditions he received coverage prior to his termination of employment, and (iii) for a period of 18 months following termination of employment or until Mr. Guillaume secures substantially similar benefits through other employment, continuation of Mr. Guillaume’s long term disability coverage to the extent he remains eligible under the Company’s or the Bank’s long term disability plan.
Payments under the Change in Control Agreement are triggered in the event of a “Qualifying Termination”, which is defined in the Change in Control Agreement as either (i) a termination by the Bank of Mr. Guillaume’s employment (other than for death, disability or “cause” (as defined in the Change in Control Agreement)) during the period of time between the execution of an agreement to effect a “Change in Control” and the date of the Change in Control or (ii)  a termination by the Bank of Mr. Guillaume’s employment (other than for death, disability or “cause”) or a termination by Mr. Guillaume of his employment for “good reason” (as defined in the Change in Control Agreement) during the period of time between the date of the Change in Control and the one year anniversary of the date of the Change in Control.
In the event any payments or benefits provided under the Change in Control Agreement, together with any other payments or benefits, would constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Change in Control Agreement provides for a reduction in the payments to Mr. Guillaume in connection with a Change in Control so that no portion of such payments or benefits would be subject to the excise tax.
A “Change in Control” includes a change that would be required to be reported by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that a Change in Control will be deemed to have occurred if the board of directors of the Company certifies that either (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company of the Bank or any “person” who on the date of the Change in Control Agreement is a director or officer of the Company or the Bank, is or becomes the beneficial owner of securities of the Company or the Bank representing more than 50% of the combined voting power of the Company’s or the Bank’s then outstanding securities, (ii) during any one year period, there is a change in the majority of the Company’s or the Bank’s board of directors and such change was not approved in advance by directors representing at least two-thirds of the directors then in office, or (iii) a merger, consolidation or business combination with the Company and/or the Bank occurs.
The Change in Control Agreement, in certain circumstances, provides an opportunity for the Bank to remedy a good-reason-triggering event. The Change in Control Agreement also provides for a six-month delay in payments to Mr. Guillaume to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Internal Revenue Code.
The foregoing description of the Change in Control Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Change in Control Agreement. A copy of the Change in Control Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

10.1	Change in Control Agreement, dated November 21, 2023, by and between First Citizens Community Bank, Citizens Financial Services, Inc. and Stephen J. Guillaume.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC.

November 22, 2023	By:	/s/ Stephen J Guillaume
Stephen J. Guillaume
Chief Financial Officer